Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _____________________
FORM S-8
  REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	47-3110748 (IRS Employer Identification No.)
 13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address, including zip code, of registrant’s principal executive offices)
_____________________
 SPX FLOW STOCK COMPENSATION PLAN
(Full title of the plan)
_____________________
Stephen A. Tsoris
Vice President and Secretary
SPX FLOW, Inc.
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
Telephone: (704) 752-4486
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☐

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.01 per share	2,000,000	(1)	$39.6425	(2)	$79,285,000	(2)	$9,610

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.

(2)
In accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act, the price for the shares is computed on the basis of the average high and low prices for the common stock of SPX FLOW, Inc. on May 8, 2019 as reported on the New York Stock Exchange.

INCORPORATION BY REFERENCE
The registration statement registers 2,000,000 additional shares of common stock, par value $0.01 per share, of SPX FLOW, Inc. (the “Corporation”), under the SPX FLOW Stock Compensation Plan (the “Plan”). Shares for the Plan have been registered previously on Form S-8 (Registration No. 333-207128), the contents of which are hereby incorporated by reference.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 14, 2019.

SPX FLOW, INC.

By:     /s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Marcus G. Michael	President, Chief Executive Officer and Director	May 14, 2019
Marcus G. Michael	(Principal Executive Officer)
/s/ Jaime M. Easley	Vice President, Chief Financial Officer and Chief Accounting Officer	May 14, 2019
Jaime M. Easley	(Principal Financial Officer and Principal Accounting Officer)
/s/ Robert F. Hull, Jr.	Non-Executive Chairman of the Board of Directors	May 14, 2019
Robert F. Hull, Jr.*
/s/ Majdi B. Abulaban	Director	May 14, 2019
Majdi B. Abulaban*
/s/ Anne K. Altman	Director	May 14, 2019
Anne K. Altman*
/s/ Patrick D. Campbell	Director	May 14, 2019
Patrick D. Campbell*
/s/ Emerson U. Fullwood	Director	May 14, 2019
Emerson U. Fullwood*
/s/ Suzanne B. Rowland	Director	May 14, 2019
Suzanne B. Rowland*
/s/ David V. Singer	Director	May 14, 2019
David V. Singer*

*	By:	/s/ Stephen A. Tsoris
(Stephen A. Tsoris, Attorney-in-Fact)

Item No.	Description
4.1
SPX FLOW Stock Compensation Plan (as amended and restated as of May 8, 2019), incorporated by reference to Appendix A to the Corporation’s definitive proxy statement for its 2019 Annual Meeting of Stockholders filed on March 28, 2019 (file no. 1-37393).

4.2
Amended and Restated Certificate of Incorporation of SPX FLOW, Inc., as amended, incorporated by reference from the Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 (file no. 1-37393).

4.3	Amended and Restated Bylaws of SPX FLOW, Inc., incorporated by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on May 10, 2018 (file no. 1-37393).
5.1	Opinion of Robinson, Bradshaw & Hinson, P.A.
23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney of Marcus G. Michael
24.2	Power of Attorney of Robert F. Hull, Jr.
24.3	Power of Attorney of Majdi B. Abulaban
24.4	Power of Attorney of Anne K. Altman
24.5	Power of Attorney of Patrick D. Campbell
24.6	Power of Attorney of Emerson U. Fullwood
24.7	Power of Attorney of Suzanne B. Rowland
24.8	Power of Attorney of David V. Singer